                                                                     EXHIBIT 5.1


                   [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]



                                 August 4, 1998


Thermadyne Holdings Corporation
101 South Hanley Road, Suite 300
St. Louis, Missouri  63105


Ladies and Gentlemen:

                 We have acted as counsel to Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (Registration No. 333- 57455) (the "Registration Statement"), filed with the Securities and Exchange Commission on June 23, 1998 under the Securities Act of 1933, as amended, relating to $174,000,000 aggregate principal amount at maturity of 12 1/2% Senior Discount Debentures due 2008 (the "New Debentures") of the Company. The Company proposes to offer (the "Exchange Offer"), upon the terms set forth in the Prospectus contained in the Registration Statement, to exchange $1,000 principal amount at maturity of New Debentures for each $1,000 principal amount at maturity of issued and outstanding 12 1/2% Senior Discount Debentures due 2008 (the "Old Debentures") of the Company. The New Debentures will be issued under the Indenture, dated May 22, 1998, by and between the Company and IBJ Schroder Bank & Trust Company (the "Trustee") (as amended or supplemented to the date hereof, the "Indenture").

                 In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of New Debentures set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Thermadyne Holdings Corporation
August 4, 1998
Page 2




                 In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                 Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when (i) the New Debentures issuable upon consummation of the Exchange Offer have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and (ii) the New Debentures issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Debentures surrendered in exchange therefor, the New Debentures issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 The opinion expressed herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                 The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. The opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Thermadyne Holdings Corporation
August 4, 1998
Page 3




                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP